Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Jeffrey W. Farrar
Executive Vice President, COO & CFO
(434)773-2274
farrarj@amnb.com
AMERICAN NATIONAL BANKSHARES
REPORTS FOURTH QUARTER EARNINGS

Danville, VA, January 23, 2020 - American National Bankshares Inc. (NASDAQ: AMNB) (“American National” or “the Company”) today reported fourth quarter 2019 earnings of $7.4 million or $0.67 per diluted common share. Those results compare to net income of $5.0 million, or $0.57 per diluted common share during the same quarter in the prior year, and net income of $8.7 million or $0.78 per diluted common share recognized for the third quarter of 2019. Earnings for the twelve months ended December 31, 2019 amounted to $20.9 million or $1.98 per diluted share, compared to $22.6 million or $2.59 per diluted share in 2018. Results for 2019 include the impact of merger related costs of $11.8 million associated with the HomeTown Bank (HomeTown) acquisition.

“2019 was a transformative year for American National, as we successfully completed the acquisition of HomeTown, added some key management talent and just announced the opening of a loan production office in the strong Raleigh, North Carolina market” said Jeffrey V. Haley, President and Chief Executive Officer of the Company. “Loan growth picked up in the quarter, and our credit quality continues to be strong. Margin compression continues to be a challenge in this low rate environment, both from market pricing pressure as well as the impact from recent reductions in short term rates. We incurred some additional merger related expenses associated with completing the HomeTown acquisition during the quarter, as well as some expenses associated with the Raleigh loan production office. I am proud of our accomplishments in 2019 to grow the Company and maintain our solid financial performance, and look to 2020 with optimism and enthusiasm.”

Fourth quarter 2019 highlights include:

•	Earnings produced a return on average assets of 1.20% for the fourth quarter of 2019, compared to 1.43% in the previous quarter and 1.08% for the same quarter in prior year.

•	Net loans receivable increased $26.4 million for the quarter or 5.8% annualized.

•	Net interest margin was 3.62% for the quarter, down from 3.75% in the third quarter of 2019 and up from 3.48% in the same quarter of the prior year.

•
Noninterest revenues decreased $305.0 thousand or 7.3% when compared to the previous quarter, but increased $868.0 thousand or 29.0% to $3.9 million from $3.0 million in the same quarter in the prior year.

•
The fourth quarter provision for loan losses totaled $462 thousand, which compares to a net recovery of $12 thousand for the previous quarter, and a net recovery of $6 thousand in the same quarter in the prior year.

•	Nonperforming assets as a percentage of total assets remained level at 0.15% at December 31, 2019, compared with 0.15% at September 30, 2019, and up from 0.11% at December 31, 2018.

•	Annualized net charge-offs were 0.02% for the fourth quarter of 2019, compared to 0.23% for the corresponding quarter in the prior year and up from none for the third quarter of 2019.

NET INTEREST INCOME

Net interest income for the fourth quarter of 2019 was $20.4 million, a decrease of $174 thousand or 0.8% from the prior quarter and an increase of $5.4 million or 36.2% from the fourth quarter of 2018. The year-over-year growth was positively impacted by higher earning asset balances and higher loan yields in large part associated with the HomeTown acquisition. The quarter-over-quarter decrease in net interest income was principally the result of lower yields on assets associated with the recent decreases in short term rates and market pricing pressure in the commercial portfolio offset in part by a decrease in funding costs. The fully taxable equivalent (“FTE”) net interest margin for the quarter was 3.62%, down from 3.75% in the prior quarter and up from 3.48% in the same period a year ago.

The Company’s FTE net interest margin includes the impact of acquisition accounting fair value adjustments. During the fourth quarter of 2019, net accretion related to acquisition accounting increased $118 thousand from the prior quarter to $1.1 million and increased $780 thousand from the fourth quarter of 2018. Net accretion for the twelve months ended December 31, 2019 amounted to $3.4 million, compared to $1.3 million for the same period in 2018. Estimated remaining net accretion from acquisitions for the periods indicated is as follows (dollars in thousands):

2020	$1,968
2021	1,479
2022	980
2023	657
2024	371
Thereafter	1,631

ASSET QUALITY/LOAN LOSS PROVISION

Non-performing assets (“NPAs”) totaled $3.6 million as of December 31, 2019, down from $3.7 million at September 30, 2019 and up from $2.0 million at December 31, 2018. NPAs as a percentage of total assets were 0.15% at December 31, 2019, which compares to 0.15% at September 30, 2019 and 0.11% at December 31, 2018.

The provision for loan losses was $462 thousand for the fourth quarter of 2019, as compared to a net recovery $12 thousand for the previous quarter and a net recovery of $6 thousand for the same period in the previous year. The allowance for loan losses was $13.2 million at December 31, 2019, compared to $12.8 million at September 30, 2019 and $12.8 million at December 31, 2018. Annualized net charge-offs as a percentage of average loans outstanding was 0.02% for the fourth quarter of 2019, compared to none in the previous quarter and 0.23% for the same period in the prior year. The allowance as a percentage of loans held for investment was 0.72% at December 31, 2019, compared to 0.71% at September 30, 2019 and 0.94% at December 31, 2018.

NONINTEREST INCOME

Noninterest income decreased $305.0 thousand to $3.9 million for the quarter ended December 31, 2019 from $4.2 million in the prior quarter and increased from $3.0 million for the same period in the prior year. Losses of $309 thousand related to the write-down of premises and equipment in connection with an ATM replacement initiative accounted for most of the decrease from the previous quarter, while increases in other fees and commissions, mortgage banking fees and securities gains partially offset by losses on premises and equipment accounted for much of the increase over the same period in the prior year.

NONINTEREST EXPENSE

Noninterest expense for the fourth quarter amounted to $15.0 million, up $1.2 million or 9.0% when compared to the $13.8 million for the previous quarter and up $3.4 million or 29.2% when compared to the same period in the previous year. The increase as compared to the previous quarter was driven by additional merger costs of $460 thousand incurred during the quarter, compensation costs associated with establishing the Raleigh loan production office, corporate incentive compensation adjustments, other professional fees and data processing costs. The increase from the same period in the prior year is primarily related to regulatory, data processing and compensation costs associated with the acquisition of HomeTown.

INCOME TAXES

The effective tax rate for the three months ended December 31, 2019 was 15.6% compared to 21.1% for the three months ended September 30, 2019 and 21.6% for the same period in the prior year. The decrease in the effective tax rate as compared to the previous periods was primarily due to a change in future effective rate assumption related to state apportionments which was prompted by the HomeTown acquisition.

ABOUT AMERICAN NATIONAL

American National is a multi-state bank holding company with total assets of approximately $2.5 billion. Headquartered in Danville, Virginia, American National is the parent company of American National Bank and Trust Company. American National Bank is a community bank serving Virginia and North Carolina with 26 banking offices. American National Bank also manages an additional $878 million of trust, investment and brokerage assets in its Trust and Investment Services Division. Additional information about American National and American National Bank is available on American National's website at www.amnb.com.

NON-GAAP FINANCIAL MEASURES

This release contains financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). American National’s management uses these non-GAAP financial measures in its analysis of American National’s performance. These measures typically adjust GAAP performance measures to exclude the effects of the amortization of intangibles and include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant activities or transactions that are infrequent in nature. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of American National’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. For a reconciliation of non-GAAP financial measures, see “Reconciliation of Non-GAAP Financial Measures” at the end of this release.

Forward-Looking Statements
Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this release and are based on current expectations and involve a number of assumptions. American National intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. American National’s ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors that could have a material effect on the operations and future prospects of American National include but are not limited to: (1) expected revenue synergies and cost savings from the recently completed merger with HomeTown may not be fully realized or realized within the expected timeframe; (2) changes in interest rates, general economic conditions, legislation and regulation, and monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury, Office of the Comptroller of the Currency and the Board of Governors of the Federal Reserve System; (3) the quality and composition of the loan and securities portfolios, demand for loan products, deposit flows, competition, and demand for financial services in American National’s market areas; (4) the implementation of new technologies, and the ability to develop and maintain secure and reliable electronic systems; (5) accounting principles, policies, and guidelines; and (6) other risk factors detailed from time to time in filings made by American National with the Securities and Exchange Commission. American National undertakes no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

American National Bankshares Inc.
Consolidated Balance Sheets
(Dollars in thousands, except per share data)
Unaudited

	December 31
ASSETS	2019	2018

Cash and due from banks	$32,505	$29,587
Interest-bearing deposits in other banks	47,077	34,668

Equity securities, at fair value	—	1,830
Securities available for sale, at fair value	379,195	332,653
Restricted stock, at cost	8,630	5,247
Loans held for sale	2,027	640

Loans	1,830,815	1,357,476
Less allowance for loan losses	(13,152)	(12,805)
Net Loans	1,817,663	1,344,671

Premises and equipment, net	39,848	26,675
Other real estate owned, net	1,308	869
Goodwill	84,002	43,872
Core deposit intangibles, net	7,728	926
Bank owned life insurance	27,817	18,941
Accrued interest receivable and other assets	30,750	22,287

Total assets	$2,478,550	$1,862,866

Liabilities
Demand deposits -- noninterest-bearing	$578,606	$435,828
Demand deposits -- interest-bearing	328,015	234,621
Money market deposits	504,651	401,461
Savings deposits	177,505	132,360
Time deposits	471,770	361,957
Total deposits	2,060,547	1,566,227

Customer repurchase agreements	40,475	35,243
Subordinated debt	7,517	—
Junior subordinated debt	28,029	27,927
Accrued interest payable and other liabilities	21,724	10,927
Total liabilities	2,158,292	1,640,324

Shareholders' equity
Preferred stock, $5 par, 2,000,000 shares authorized,
none outstanding	—	—
Common stock, $1 par, 20,000,000 shares authorized,
11,071,540 shares outstanding at December 31, 2019 and
8,720,337 shares outstanding at December 31, 2018	11,019	8,668
Capital in excess of par value	158,244	78,172
Retained earnings	151,478	141,537
Accumulated other comprehensive loss, net	(483)	(5,835)
Total shareholders' equity	320,258	222,542

Total liabilities and shareholders' equity	$2,478,550	$1,862,866

American National Bankshares Inc.
Consolidated Statements of Income
(Dollars in thousands, except per share data)
Unaudited

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2019	2018	2019	2018
Interest and Dividend Income:
Interest and fees on loans	$21,947	$15,481	$82,684	$59,966
Interest and dividends on securities:
Taxable	1,991	1,674	7,682	6,106
Tax-exempt	117	298	777	1,502
Dividends	127	81	451	321
Other interest income	408	357	1,261	873
Total interest and dividend income	24,590	17,891	92,855	68,768

Interest Expense:
Interest on deposits	3,496	2,340	13,143	8,086
Interest on short-term borrowings	134	145	650	186
Interest on long-term borrowings	—	—	14	—
Interest on subordinated debt	122	—	367	—
Interest on junior subordinated debt	390	394	1,554	1,402
Total interest expense	4,142	2,879	15,728	9,674

Net Interest Income	20,448	15,012	77,127	59,094
Provision for (recovery of) loan losses	462	(6)	456	(103)

Net Interest Income After Provision
for Loan Losses	19,986	15,018	76,671	59,197

Noninterest Income:
Trust fees	1,021	908	3,847	3,783
Service charges on deposit accounts	765	646	2,866	2,455
Other fees and commissions	967	660	3,693	2,637
Mortgage banking income	737	370	2,439	1,862
Securities gains (losses), net	32	(270)	607	123
Brokerage fees	205	192	721	795
Income from Small Business Investment Companies	37	161	211	637
Gains (losses) on premises and equipment, net	(338)	(6)	(427)	60
Other	440	337	1,213	922
Total noninterest income	3,866	2,998	15,170	13,274

Noninterest Expense:
Salaries	6,665	5,132	24,672	20,509
Employee benefits	1,321	1,048	5,343	4,370
Occupancy and equipment	1,454	1,081	5,417	4,378
FDIC assessment	—	125	119	537
Bank franchise tax	531	191	1,644	1,054
Core deposit intangible amortization	437	55	1,398	265
Data processing	729	382	2,567	1,691
Software	363	313	1,295	1,279
Other real estate owned, net	15	21	31	122

Merger related expenses	460	872	11,782	872
Other	3,062	2,418	11,806	9,169
Total noninterest expense	15,037	11,638	66,074	44,246

Income Before Income Taxes	8,815	6,378	25,767	28,225
Income Taxes	1,374	1,376	4,861	5,646
Net Income	$7,441	$5,002	$20,906	$22,579

Net Income Per Common Share:
Basic	$0.67	$0.57	$1.99	$2.60
Diluted	$0.67	$0.57	$1.98	$2.59
Weighted Average Common Shares Outstanding:
Basic	11,094,346	8,717,572	10,531,572	8,698,014
Diluted	11,103,905	8,722,645	10,541,337	8,708,462

American National Bankshares Inc.
Financial Highlights
Unaudited

(Dollars in thousands, except per share data)
				At or for the Year Ended
	4th Qtr	3rd Qtr	4th Qtr	December 31,
	2019	2019	2018	2019	2018
EARNINGS
Interest income	$24,590	$24,958	$17,891	$92,855	$68,768
Interest expense	4,142	4,336	2,879	15,728	9,674
Net interest income	20,448	20,622	15,012	77,127	59,094
Provision for (recovery of) loan losses	462	(12)	(6)	456	(103)
Noninterest income	3,866	4,171	2,998	15,170	13,274
Noninterest expense	15,037	13,792	11,638	66,074	44,246
Income taxes	1,374	2,321	1,376	4,861	5,646
Net income	7,441	8,692	5,002	20,906	22,579

PER COMMON SHARE
Net income per share - basic	$0.67	$0.78	$0.57	$1.99	$2.60
Net income per share - diluted	0.67	0.78	0.57	1.98	2.59
Cash dividends paid	0.27	0.27	0.25	1.04	1.00
Book value per share	28.93	28.54	25.52	28.93	25.52
Book value per share - tangible (a)	20.64	20.19	20.38	20.64	20.38
Closing market price	39.57	35.47	29.31	39.57	29.31

FINANCIAL RATIOS
Return on average assets	1.20%	1.43%	1.08%	0.91%	1.24%
Return on average equity	9.31	11.04	9.16	7.16	10.56
Return on average tangible equity (a)	13.71	16.31	11.63	10.43	13.49
Average equity to average assets	12.88	12.98	11.78	12.68	11.70
Tangible equity to tangible assets (a)	9.57	9.50	9.78	9.57	9.78
Net interest margin, taxable equivalent	3.62	3.75	3.48	3.68	3.49
Efficiency ratio (a)	57.24	53.79	58.15	57.25	59.20
Effective tax rate	15.59	21.08	21.57	18.87	20.00

PERIOD-END BALANCES
Securities	$387,825	$317,111	$339,730	$387,825	$339,730
Loans held for sale	2,027	5,646	640	2,027	640
Loans, net	1,830,815	1,804,447	1,357,476	1,830,815	1,357,476
Goodwill and other intangibles	91,730	92,798	44,798	91,730	44,798
Assets	2,478,550	2,454,529	1,862,866	2,478,550	1,862,866
Assets - tangible (a)	2,386,820	2,361,731	1,818,068	2,386,820	1,818,068
Deposits	2,060,547	2,041,862	1,566,227	2,060,547	1,566,227
Customer repurchase agreements	40,475	38,924	35,243	40,475	35,243
Long-term borrowings	35,546	35,524	27,927	35,546	27,927
Shareholders' equity	320,258	317,246	222,542	320,258	222,542
Shareholders' equity - tangible (a)	228,528	224,448	177,744	228,528	177,744

American National Bankshares Inc.
Financial Highlights
Unaudited

(Dollars in thousands, except per share data)
				At or for the Year Ended
	4th Qtr	3rd Qtr	4th Qtr	December 31,
	2019	2019	2018	2019	2018
AVERAGE BALANCES
Securities (b)	$347,502	$323,202	$332,230	$342,219	$330,982
Loans held for sale	4,991	3,904	1,201	3,419	2,285
Loans, net	1,810,744	1,817,732	1,335,469	1,700,880	1,330,582
Interest-earning assets	2,264,687	2,207,935	1,736,453	2,107,169	1,709,283
Goodwill and other intangibles	92,607	93,077	44,831	81,049	44,926
Assets	2,482,502	2,426,678	1,854,492	2,303,624	1,827,658
Assets - tangible (a)	2,389,895	2,333,601	1,809,661	2,222,575	1,782,732
Interest-bearing deposits	1,466,116	1,443,947	1,116,911	1,377,422	1,134,512
Deposits	2,066,435	2,012,653	1,558,864	1,915,197	1,556,039
Customer repurchase agreements	38,742	39,470	37,905	39,134	18,401
Other short-term borrowings	—	1,986	—	2,694	1,149
Long-term borrowings	35,537	35,806	27,914	33,644	27,874
Shareholders' equity	319,851	314,980	218,430	292,022	213,821
Shareholders' equity - tangible (a)	227,244	221,903	173,599	210,973	168,895

CAPITAL
Weighted average shares outstanding - basic	11,094,346	11,127,603	8,717,572	10,531,572	8,698,014
Weighted average shares outstanding - diluted	11,103,905	11,138,008	8,722,645	10,541,337	8,708,462

ALLOWANCE FOR LOAN LOSSES
Beginning balance	$12,758	$12,786	$13,588	$12,805	$13,603
Provision for (recovery of) loan losses	462	(12)	(6)	456	(103)
Charge-offs	(144)	(66)	(818)	(333)	(1,020)
Recoveries	76	50	41	224	325
Ending balance	$13,152	$12,758	$12,805	$13,152	$12,805

LOANS
Construction and land development	$137,920	$143,788	$97,240	$137,920	$97,240
Commercial real estate	899,199	883,219	655,800	899,199	655,800
Residential real estate	324,315	318,833	209,438	324,315	209,438
Home equity	119,423	122,074	103,933	119,423	103,933
Commercial and industrial	339,077	324,508	285,972	339,077	285,972
Consumer	10,881	12,025	5,093	10,881	5,093
Total	$1,830,815	$1,804,447	$1,357,476	$1,830,815	$1,357,476

American National Bankshares Inc.
Financial Highlights
Unaudited

(Dollars in thousands, except per share data)
				At or for the Year Ended
	4th Qtr	3rd Qtr	4th Qtr	December 31,
	2019	2019	2018	2019	2018
NONPERFORMING ASSETS AT PERIOD-END
Nonperforming loans:
90 days past due and accruing	$361	$874	$72	$361	$72
Nonaccrual	1,944	1,446	1,090	1,944	1,090
Other real estate owned	1,308	1,353	869	1,308	869
Nonperforming assets	$3,613	$3,673	$2,031	$3,613	$2,031

ASSET QUALITY RATIOS
Allowance for loan losses to total loans	0.72%	0.71%	0.94%	0.72%	0.94%
Allowance for loan losses to nonperforming loans	570.59	549.91	1,101.98	570.59	1,101.98
Nonperforming assets to total assets	0.15	0.15	0.11	0.15	0.11
Nonperforming loans to total loans	0.13	0.13	0.09	0.13	0.09
Annualized net charge-offs to average loans	0.02	0.00	0.23	0.01	0.05

OTHER DATA
Fiduciary assets at period-end (c) (d)	$560,776	$546,407	$494,034	$560,776	$494,034
Retail brokerage assets at period-end (c) (d)	$317,262	$308,820	$274,552	$317,262	$274,552
Number full-time equivalent employees (e)	355	365	305	355	305
Number of full service offices	26	28	24	26	24
Number of loan production offices	1	1	—	1	—
Number of ATMs	38	40	33	38	33

Notes:

(a) - This financial measure is not calculated in accordance with GAAP. For a reconciliation of non-GAAP financial measures, see "Reconciliation of Non-GAAP Financial Measures" at the end of this release.
(b) - Average does not include unrealized gains and losses.
(c) - Market value.
(d) - Assets are not owned by American National and are not reflected in the consolidated balance sheet.
(e) - Average for quarter.

	Net Interest Income Analysis
	For the Three Months Ended December 31, 2019 and 2018
	(Dollars in thousands)
	Unaudited

			Interest
	Average Balance		Income/Expense (a)		Yield/Rate

	2019	2018	2019	2018	2019	2018
Loans:
Commercial	$315,902	$262,040	$3,516	$2,768	4.42%	4.19%
Real estate	1,488,577	1,069,515	18,268	12,681	4.91	4.74
Consumer	11,256	5,115	209	76	7.37	5.89
Total loans (b)	1,815,735	1,336,670	21,993	15,525	4.84	4.64

Securities:
Federal agencies & GSEs	123,950	128,826	716	752	2.31	2.33
Mortgage-backed & CMOs	164,727	110,753	996	655	2.42	2.37
State and municipal	41,109	78,223	303	529	2.95	2.71
Other	17,716	14,428	250	187	5.64	5.18
Total securities	347,502	332,230	2,265	2,123	2.61	2.56

Deposits in other banks	101,450	67,553	408	357	1.60	2.10

Total interest-earning assets	2,264,687	1,736,453	24,666	18,005	4.35	4.14

Non-earning assets	217,815	118,039

Total assets	$2,482,502	$1,854,492

Deposits:
Demand	$329,759	$229,286	126	13	0.15	0.02
Money market	482,671	391,289	1,283	1,081	1.05	1.10
Savings	176,686	133,350	83	10	0.19	0.03
Time	477,000	362,986	2,004	1,236	1.67	1.35
Total deposits	1,466,116	1,116,911	3,496	2,340	0.95	0.83

Customer repurchase agreements	38,742	37,905	134	145	1.37	1.52
Long-term borrowings	35,537	27,914	512	394	5.76	5.65
Total interest-bearing
liabilities	1,540,395	1,182,730	4,142	2,879	1.07	0.97

Noninterest bearing demand deposits	600,319	441,953
Other liabilities	21,937	11,379
Shareholders' equity	319,851	218,430
Total liabilities and
shareholders' equity	$2,482,502	$1,854,492

Interest rate spread					3.28%	3.17%
Net interest margin					3.62%	3.48%

Net interest income (taxable equivalent basis)			20,524	15,126
Less: Taxable equivalent adjustment (c)			76	114
Net interest income			$20,448	$15,012

Notes:

(a) - Interest income includes net accretion/amortization of acquired loan fair value adjustments and the net accretion/
amortization of deferred loan fees and costs.
(b) - Nonaccrual loans are included in the average balances.
(c) - A tax rate of 21% was used in adjusting interest on tax-exempt assets to a fully taxable equivalent basis.

	Net Interest Income Analysis
	For the Years Ended December 31, 2019 and 2018
	(Dollars in thousands)
	Unaudited

			Interest
	Average Balance		Income/Expense (a)		Yield/Rate

	2019	2018	2019	2018	2019	2018
Loans:
Commercial	$306,065	$264,241	$14,125	$10,579	4.62%	4.00%
Real estate	1,388,188	1,063,950	68,050	49,275	4.90	4.63
Consumer	10,046	4,676	694	305	6.91	6.52
Total loans (b)	1,704,299	1,332,867	82,869	60,159	4.86	4.51

Securities:
Federal agencies & GSEs	132,916	121,923	3,191	2,708	2.40	2.22
Mortgage-backed & CMOs	134,458	109,048	3,350	2,467	2.49	2.26
State and municipal	58,293	85,061	1,650	2,399	2.83	2.82
Other	16,552	14,950	903	718	5.46	4.80
Total securities	342,219	330,982	9,094	8,292	2.66	2.51

Deposits in other banks	60,651	45,434	1,261	873	2.08	1.92

Total interest-earning assets	2,107,169	1,709,283	93,224	69,324	4.42	4.06

Non-earning assets	196,455	118,375

Total assets	$2,303,624	$1,827,658

Deposits:
Demand	$307,329	$234,857	370	49	0.12	0.02
Money market	445,505	393,321	5,246	3,505	1.18	0.89
Savings	166,842	132,182	284	40	0.17	0.03
Time	457,746	374,152	7,243	4,492	1.58	1.20
Total deposits	1,377,422	1,134,512	13,143	8,086	0.95	0.71

Customer repurchase agreements	39,134	18,401	595	164	1.52	0.89
Other short-term borrowings	2,694	1,149	55	22	2.04	1.91
Long-term borrowings	33,644	27,874	1,935	1,402	5.75	5.03
Total interest-bearing
liabilities	1,452,894	1,181,936	15,728	9,674	1.08	0.82

Noninterest bearing demand deposits	537,775	421,527
Other liabilities	20,933	10,374
Shareholders' equity	292,022	213,821
Total liabilities and
shareholders' equity	$2,303,624	$1,827,658

Interest rate spread					3.34%	3.24%
Net interest margin					3.68%	3.49%

Net interest income (taxable equivalent basis)			77,496	59,650
Less: Taxable equivalent adjustment (c)			369	556
Net interest income			$77,127	$59,094

Notes:

(a) - Interest income includes net accretion/amortization of acquired loan fair value adjustments and the net accretion/
amortization of deferred loan fees and costs.
(b) - Nonaccrual loans are included in the average balances.
(c) - A tax rate of 21% was used in adjusting interest on tax-exempt assets to a fully taxable equivalent basis.

American National Bankshares Inc.
Reconciliation of Non-GAAP Financial Measures
Unaudited

(Dollars in thousands, except per share data)
				At or for the Year Ended
	4th Qtr	3rd Qtr	4th Qtr	December 31,
	2019	2019	2018	2019	2018
EFFICIENCY RATIO
Noninterest expense	$15,037	$13,792	$11,638	$66,074	$44,246
Add/subtract: gain/loss on sale of OREO	(3)	(22)	(11)	52	(44)
Subtract: core deposit intangible amortization	(437)	(448)	(55)	(1,398)	(265)
Subtract: merger related expense	(460)	—	(872)	(11,782)	(872)
	$14,137	$13,322	$10,700	$52,946	$43,065

Net interest income	$20,448	$20,622	$15,012	$77,127	$59,094
Tax equivalent adjustment	76	77	114	369	556
Noninterest income	3,866	4,171	2,998	15,170	13,274
Add/subtract: loss/gain on securities	(32)	(105)	270	(607)	(123)
Add/subtract: loss/gain on fixed assets	338	2	6	427	(60)
	$24,696	$24,767	$18,400	$92,486	$72,741

Efficiency ratio	57.24%	53.79%	58.15%	57.25%	59.20%

TAX EQUIVALENT NET INTEREST INCOME
Non-GAAP measures:
Interest income - loans	$21,993	$22,516	$15,525	$82,869	$60,159
Interest income - investments and other	2,673	2,519	2,480	10,355	9,165
Interest expense - deposits	(3,496)	(3,655)	(2,340)	(13,143)	(8,086)
Interest expense - customer repurchase
agreements	(134)	(150)	(145)	(595)	(164)
Interest expense - other short-term borrowings	—	(12)	—	(55)	(22)
Interest expense - long-term borrowings	(512)	(519)	(394)	(1,935)	(1,402)
Total net interest income	$20,524	$20,699	$15,126	$77,496	$59,650
Less non-GAAP measures:
Tax benefit on nontaxable interest - loans	(46)	(46)	(43)	(185)	(192)
Tax benefit on nontaxable interest - securities	(30)	(31)	(71)	(184)	(364)
GAAP measures	$20,448	$20,622	$15,012	$77,127	$59,094

RETURN ON AVERAGE TANGIBLE EQUITY
Return on average equity (GAAP basis)	9.31%	11.04%	9.16%	7.16%	10.56%
Impact of excluding average goodwill
and other intangibles	4.40	5.27	2.47	3.27	2.93
Return on average tangible equity
(non-GAAP)	13.71%	16.31%	11.63%	10.43%	13.49%

TANGIBLE EQUITY TO TANGIBLE ASSETS
Equity to assets ratio (GAAP basis)	12.92%	12.92%	11.95%	12.92%	11.95%
Impact of excluding goodwill and
other intangibles	3.35	3.42	2.17	3.35	2.17
Tangible equity to tangible assets ratio
(non-GAAP)	9.57%	9.50%	9.78%	9.57%	9.78%

TANGIBLE BOOK VALUE
Book value per share (GAAP basis)	$28.93	$28.54	$25.52	$28.93	$25.52
Impact of excluding goodwill and
other intangibles	8.29	8.35	5.14	8.29	5.14
Tangible book value per share
(non-GAAP)	$20.64	$20.19	$20.38	$20.64	$20.38